Exhibit 99.1
EARNINGS RELEASE
FOR IMMEDIATE RELEASE
Contact:	William J. Wagner, President and Chief Executive Officer (814) 726-2140 William W. Harvey, Jr., Executive Vice President and Chief Financial Officer (814) 726-2140
Northwest Bancorp, Inc. Announces Quarterly Earnings and Dividend Declaration
Warren, Pennsylvania October 20, 2008
Northwest Bancorp, Inc. (NasdaqGS: NWSB) announced net income for the quarter ended September 30, 2008 of $9.8 million, or $0.20 per diluted share. This represents an increase of $237,000, or 2.5%, over the same quarter last year when net income was $9.6 million, or $0.20 per diluted share. The annualized returns on average shareholders’ equity and average assets for the current quarter were 6.31% and 0.57% compared to 6.49% and 0.56% for the same quarter last year. Earnings in both periods were negatively impacted by reductions in the market value of several of the Company’s investment securities. Net income for the quarter ended September 30, 2008 reflects after-tax charges for impairment on Freddie Mac perpetual preferred stock of $2.7 million and other-than-temporary impairment charges from pooled trust preferred securities of $3.9 million, partially offset by after-tax gains on the sale of investments of $1.7 million. Net income for the quarter ended September 30, 2007 included after-tax other-than-temporary impairment charges from investment securities of $4.0 million. Adjusting both periods for these items, adjusted net income for the quarter ended September 30, 2008 was $14.7 million, or $0.30 per diluted share, representing a $1.1 million, or 8.1%, increase over the prior year quarter when adjusted net income was $13.6 million, or $0.28 per diluted share.
In making this announcement, William J. Wagner, President and CEO, noted, “The core operations of our Company continue to improve with substantial increases realized in our net interest margin and noninterest income. Our net interest margin of 3.60% for the current quarter is the highest level we have seen in over a decade. Noninterest income, excluding gains and losses on assets and market value adjustments to investment securities, was 0.76% of assets, an historic high. We were especially pleased to achieve such improvement in our major sources of income considering the current economic environment.”
The Company also announced that its Board of Directors declared a quarterly cash dividend of $0.22 per share payable on November 13, 2008 to shareholders of record as of October 30, 2008.
Net interest income increased by $10.5 million, or 22.2%, for the quarter ended September 30, 2008 compared to the same quarter last year and increased by $4.0 million, or 7.4%, compared to the quarter ended June 30, 2008. Net interest margin for the quarter ended September 30, 2008 was 3.60% compared to 3.10% for the quarter ended September 30, 2007 and 3.46% for the quarter ended June 30, 2008. The increases in net interest income and net interest margin resulted primarily from a substantial decrease in the cost of deposits, which was partially offset by a decrease in the yield on loans and investments. For the quarter ended September 30, 2008 the

Company’s cost of deposits was 2.52% compared to 3.65% for the quarter ended September 30, 2007 and 2.86% for the quarter ended June 30, 2008, while the combined yield on loans and investments was 6.12% compared to 6.60% and 6.28% for the earlier periods. The decrease in the cost of deposits resulted from the general decline in market interest rates which enabled the Company to decrease the rates offered on all types of deposits. Because most of the Company’s deposits are now priced at current market levels, future reductions in the cost of funds are expected to be measured.
The provision for loan losses increased by $4.8 million to $7.0 million for the quarter ended September 30, 2008 compared to $2.2 million for the same quarter last year. This increase is primarily attributable to two large commercial loans in Florida and one large commercial loan in Maryland. Loans 90 days or more past due have increased $16.0 million, or 23.2%, to $85.0 million at September 30, 2008 from $69.0 million at June 30, 2008. This increase was primarily in the commercial real estate loan portfolio where loans 90 days or more past due have increased $13.6 million. Mortgage and consumer loans 90 days or more past due increased $4.6 million during the quarter and currently represent 0.64% of the portfolio. Net charge-offs on the entire loan portfolio of $2.3 million for the quarter ended September 30, 2008 were consistent with those for the quarter ended June 30, 2008 and $700,000 higher than the same period a year ago.
Mr. Wagner also noted “Credit quality continues to be a concern as economic conditions have caused our level of nonperforming loans to increase. However, our net charge-offs for the first nine months of this year, when annualized, were only 0.13% of loans, the same as the prior year. Given current economic concerns, we have developed a more cautious lending philosophy and we remain vigilant in the oversight of our loan portfolio.”
As previously mentioned, earnings in the current quarter were negatively impacted by an after-tax, non-cash impairment charge of $6.6 million, related to additional write-downs of the Company’s investments in Freddie Mac perpetual preferred stock and the write-down of investments in pooled trust preferred securities. These impairment charges were partially offset by a gain on the sale of Fannie Mae zero coupon bonds. The Company routinely monitors its investment portfolio for impairment and records write-downs when it has been determined that impairment is considered other-than-temporary. As of September 30, 2008, there were no other impairments of this nature in its investment portfolio.
Noninterest expense increased by $4.2 million, or 11.1%, to $42.7 million for the quarter ended September 30, 2008 from $38.5 million for the quarter ended September 30, 2007. Compensation and employee benefits increased by $2.0 million, or 9.6%, and processing expenses increased by $1.1 million, or 27.5%, as a result of the Company’s continued expansion of fee generating products and services. FDIC insurance expense increased by $853,000 over the previous year as the Company utilized credits in the previous year to offset assessments. Noninterest expense increased $1.3 million, or 3.0%, compared to the quarter ended June 30, 2008.
Net income for the nine months ended September 30, 2008 of $36.9 million, or $0.76 per diluted share, represents an increase of $3.7 million, or 11.2% compared to net income of $33.2 million, or $0.67 per diluted share, for the nine months ended September 30, 2007. Adjusting 2008 and 2007 year-to-date earnings for previously discussed non-core items, net income increased by $4.2 million, or 11.4%, to $41.4 million, or $0.85 per diluted share, for the nine months ended September 30, 2008 compared to $37.2 million, or $0.75 per diluted share, for the nine months ended September 30, 2007.
The annualized returns on average shareholders’ equity and average assets were 7.92% and 0.72%, respectively, for the current nine-month period compared to 7.39% and 0.66%, respectively, in the prior year.
Founded in 1896 and headquartered in Warren, Pennsylvania, Northwest Bancorp, Inc., through its subsidiary Northwest Savings Bank, currently operates 167 community-banking locations in Pennsylvania, New York, Ohio, Maryland and Florida. Northwest Savings Bank is a full-service financial institution offering a complete line of retail and business banking products as well as investment management and trust services. The Company also operates 51 consumer finance offices in Pennsylvania and New York through its subsidiary, Northwest Consumer Discount Company.
Northwest Bancorp, Inc.’s stock is listed on the NASDAQ Global Select Market. Additional information regarding Northwest Bancorp, Inc. can be accessed on-line at www.northwestsavingsbank.com.
# # #

Forward-Looking Statements — This press release may contain forward-looking statements with respect to the financial condition and results of operations of Northwest Bancorp, Inc. including, without limitations, statements relating to the earnings outlook of the Company. These forward-looking statements involve certain risks and uncertainties. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements, include among others, the following possibilities: (1) changes in the interest rate environment; (2) competitive pressure among financial services companies; (3) general economic conditions including an increase in non-performing loans that could result from an economic downturn; (4) changes in legislation or regulatory requirements; (5) difficulties in continuing to improve operating efficiencies; (6) difficulties in the integration of acquired businesses; and (7) increased risk associated with an increase in commercial real-estate and business loans and non-performing loans. Management has no obligation to revise or update these forward-looking statements to reflect events or circumstances that arise after the date of this release.

Northwest Bancorp, Inc. and Subsidiaries
Consolidated Statements of Financial Condition
(Dollars in thousands, except per share amounts)

	(unaudited)
	September 30,	December 31,
	2008	2007
Assets
Cash and cash equivalents	$63,290	75,905
Interest-earning deposits in other financial institutions	1,104	153,160
Federal funds sold and other short-term investments	3,493	1,551
Marketable securities available-for-sale (amortized cost of $1,209,965 and $1,125,426)	1,195,644	1,133,367

Total cash, interest-earning deposits and marketable securities	1,263,531	1,363,983

Loans held for sale	11,854	28,412
Mortgage loans — one- to four- family	2,462,960	2,386,506
Home equity loans	1,010,562	973,161
Consumer loans	290,618	272,867
Commercial real estate loans	995,283	845,397
Commercial business loans	358,376	331,063

Total loans receivable	5,129,653	4,837,406
Allowance for loan losses	(47,924)	(41,784)

Loans receivable, net	5,081,729	4,795,622

Federal Home Loan Bank stock, at cost	57,271	31,304
Accrued interest receivable	27,236	27,084
Real estate owed, net	8,698	8,667
Premises and Equipment, net	115,643	110,894
Bank owned life insurance	122,266	118,682
Goodwill	171,363	171,614
Mortgage servicing rights	8,688	8,955
Other intangible assets	8,243	11,782
Other assets	29,941	14,929

Total assets	$6,894,609	6,663,516

Liabilities and Shareholders’ equity
Liabilities:
Noninterest-bearing demand deposits	$403,461	361,102
Interest-bearing demand deposits	735,802	717,991
Savings deposits	1,501,094	1,426,545
Time deposits	2,498,096	3,036,696

Total deposits	5,138,453	5,542,334

Borrowed funds	959,916	339,115
Advances by borrowers for taxes and insurance	16,910	24,159
Accrued interest payable	5,728	4,356
Other liabilities	42,545	32,354
Junior subordinated debentures	108,271	108,320

Total liabilities	6,271,823	6,050,638

Shareholders’ equity:
Preferred stock, $0.10 par value: 50,000,000 shares authorized, no shares issued	—	—
Common stock, $0.10 par value: 500,000,000 shares authorized, 51,230,786 and 51,191,109 issued, respectively	5,123	5,119
Paid-in-capital	216,867	214,606
Retained earnings	482,990	458,425
Accumulated other comprehensive (loss)/ income	(12,771)	816
Treasury stock of 2,742,800 and 2,610,800 shares, respectively, at cost	(69,423)	(66,088)

Total shareholders’ equity	622,786	612,878

Total liabilities and shareholders’ equity	$6,894,609	6,663,516

Equity to assets	9.03%	9.20%
Book value per share	$12.84	$12.62
Closing market price per share	$27.54	$26.57
Full time equivalent employees	1,821	1,805
Number of banking offices	167	166

Northwest Bancorp, Inc. and Subsidiaries
Consolidated Statements of Income
(Dollars in thousands, except per share amounts)

	Three months ended		Nine months ended
	September 30,		September 30,
	2008	2007	2008	2007
Interest income:
Loans receivable	$82,113	81,658	243,522	232,839
Mortgage-backed securities	9,180	7,356	25,864	22,392
Taxable investment securities	2,660	8,091	9,726	24,060
Tax-free investment securities	3,200	3,181	9,221	9,548
Interest-earning deposits	208	1,270	2,714	7,138

Total interest income	97,361	101,556	291,047	295,977

Interest expense:
Deposits	30,521	48,426	109,802	140,170
Borrowed funds	9,298	6,042	21,827	18,613

Total interest expense	39,819	54,468	131,629	158,783

Net interest income	57,542	47,088	159,418	137,194
Provision for loan losses	6,950	2,149	12,639	6,221

Net interest income after provision for loan losses	50,592	44,939	146,779	130,973

Noninterest income:
Service charges and fees	8,749	7,259	24,540	19,776
Trust and other financial services income	1,696	1,500	5,227	4,518
Insurance commission income	594	749	1,757	1,993
Gain on sale of loans, net	—	—	—	634
Gain/ (loss) on sale of real estate owned, net	(98)	(48)	(439)	8
Gain on sale of investments, net	2,867	—	3,838	—
Other-than-temporary impairment of investments	(10,879)	(6,512)	(12,351)	(6,512)
Income from bank owned life insurance	1,215	1,133	3,584	3,300
Mortgage banking income	147	370	818	1,089
Other operating income	819	797	2,958	2,296

Total noninterest income	5,110	5,248	29,932	27,102

Noninterest expense:
Compensation and employee benefits	22,755	20,767	67,721	62,796
Premises and occupancy costs	5,481	5,312	16,524	16,099
Office operations	3,532	3,484	10,052	9,621
Processing expenses	4,872	3,822	13,791	11,102
Advertising	1,176	706	3,585	3,205
Federal deposit insurance premiums	1,020	167	2,864	496
Professional services	584	972	1,914	2,035
Amortization of intangible assets	953	1,412	3,539	3,193
Loss on early extinguishment of debt	—	—	705	—
Other expense	2,366	1,838	5,959	5,587

Total noninterest expense	42,739	38,480	126,654	114,134

Income before income taxes	12,963	11,707	50,057	43,941
Income taxes	3,140	2,121	13,170	10,758

Net income	$9,823	9,586	36,887	33,183

Basic earnings per share	$0.20	$0.20	$0.76	$0.67

Diluted earnings per share	$0.20	$0.20	$0.76	$0.67

Annualized return on average equity	6.31%	6.49%	7.92%	7.39%
Annualized return on average assets	0.57%	0.56%	0.72%	0.66%

Basic common shares outstanding	48,372,190	48,658,820	48,353,864	49,227,388
Diluted common shares outstanding	48,628,776	48,983,435	48,598,407	49,530,569

Northwest Bancorp, Inc. and Subsidiaries
Supplementary data
(Dollars in thousands)

	Three months		Nine months
	ended September 30,		ended September 30,
	2008	2007	2008	2007
Allowance for loan losses
Beginning balance	$43,293	41,104	41,784	37,655
Provision	6,950	2,149	12,639	6,221
Charge-offs	(3,118)	(1,908)	(8,114)	(5,425)
Recoveries	799	324	1,615	1,099
Acquisitions	—	—	—	2,119

Ending balance	$47,924	41,669	47,924	41,669

Net charge-offs to average loans, annualized	0.18%	0.13%	0.13%	0.13%

	September 30,		December 31,
	2008	2007	2007	2006
Nonperforming loans	$94,948	42,089	49,610	40,525
Real estate owned, net	8,698	7,321	8,667	6,653

Nonperforming assets	$103,646	49,410	58,277	47,178

Nonperforming loans to total loans	1.85%	0.87%	1.03%	0.91%

Nonperforming assets to total assets	1.50%	0.73%	0.87%	0.72%

Allowance for loan losses to total loans	0.93%	0.86%	0.86%	0.85%

Allowance for loan losses to nonperforming loans	50.47%	99.00%	84.22%	92.92%
Reconciliation of the GAAP financial measures to non-GAAP measures:

	Three months		Nine months
	ended September 30,		ended September 30,
	2008	2007	2008	2007
GAAP net income	$9,823	9,586	36,887	33,183
Excluding (after-tax):
(Gain) on Visa initial public offering	—	—	(409)	—
(Gain) on sale of investment securities	(1,749)	—	(2,341)	—
Impairment write-down on Freddie Mac preferred securities	2,716	—	3,251	—
Impairment write-down on trust preferred securities	3,921	—	4,284	—
Impairment write-down on other securities	—	3,972	—	3,972
Prepayment penalty on FHLB borrowings	—	—	430	—
Reversal of tax reserves	—	—	(706)	—

Non-GAAP net income	$14,711	13,558	41,396	37,155

Non-GAAP diluted EPS	$0.30	$0.28	$0.85	$0.75
Non-GAAP annualized return on average equity	9.45%	9.18%	8.88%	8.27%
Non-GAAP annualized return on average assets	0.85%	0.79%	0.81%	0.74%

Northwest Bancorp, Inc. and Subsidiaries
Supplementary data
(Dollars in thousands)
Loans past due schedule
(Number of loans and dollar amount of loans)

	September 30,			June 30,			December 31,
	2008		*	2008		*	2007		*	2006		*
Loans past due 30 days to 59 days:
One- to four- family residential loans	71	$3,798	0.2%	67	$4,698	0.2%	361	$27,270	1.1%	352	$24,078	1.0%
Consumer loans	1,023	8,214	0.6%	819	6,441	0.5%	1,331	10,550	0.8%	950	9,096	0.8%
Multifamily and commercial RE loans	122	25,934	2.6%	98	25,032	2.7%	88	11,331	1.3%	68	7,975	1.1%
Commercial business loans	75	4,185	1.2%	67	5,614	1.6%	70	9,947	3.0%	60	4,325	2.0%

Total loans past due 30 days to 59 days	1,291	$42,131	0.8%	1,051	$41,785	0.8%	1,850	$59,098	1.2%	1,430	$45,474	1.0%

Loans past due 60 days to 89 days:
One- to four- family residential loans	87	$6,689	0.3%	70	$6,035	0.2%	99	$6,077	0.3%	93	$5,970	0.2%
Consumer loans	376	2,653	0.2%	310	2,378	0.2%	437	2,676	0.2%	276	2,833	0.2%
Multifamily and commercial RE loans	33	5,787	0.6%	44	4,188	0.4%	41	4,984	0.6%	26	3,846	0.6%
Commercial business loans	36	7,284	2.0%	35	2,472	0.7%	34	2,550	0.8%	16	501	0.2%

Total loans past due 60 days to 89 days	532	$22,413	0.4%	459	$15,073	0.3%	611	$16,287	0.3%	411	$13,150	0.3%

Loans past due 90 days or more:
One- to four- family residential loans	196	$16,361	0.7%	184	$12,599	0.5%	193	$12,542	0.5%	188	$10,334	0.4%
Consumer loans	553	7,808	0.6%	551	6,984	0.5%	744	7,582	0.6%	586	4,578	0.4%
Multifamily and commercial RE loans	122	36,737	3.7%	117	23,104	2.5%	105	24,323	2.9%	75	18,982	2.7%
Commercial business loans	99	24,137	6.7%	109	26,336	7.7%	84	5,163	1.6%	45	6,631	3.1%

Total loans past due 90 days or more	970	$85,043	1.7%	961	$69,023	1.4%	1,126	$49,610	1.0%	894	$40,525	0.9%

* — Represents delinquency, in dollars, divided by the respective total amount of that type of loan outstanding.

Northwest Bancorp, Inc. and Subsidiaries
Analysis of loan portfolio by geographic location as of September 30, 2008:
(Dollars in thousands)
Loans outstanding:

	Mortgage	(1)	Consumer	(2)	Commercial	(3)	Total	(4)
Pennsylvania	$2,046,275	82.7%	1,149,187	88.3%	845,898	62.5%	4,041,360	78.8%
New York	134,166	5.4%	71,353	5.5%	250,883	18.5%	456,402	8.9%
Ohio	23,525	1.0%	12,447	1.0%	5,454	0.4%	41,426	0.8%
Maryland	169,423	6.8%	31,141	2.4%	175,986	13.0%	376,550	7.3%
Florida	35,126	1.4%	8,415	0.6%	57,980	4.3%	101,521	2.0%
Other	66,299	2.7%	28,637	2.2%	17,458	1.3%	112,394	2.2%

Total	$2,474,814	100.0%	1,301,180	100.0%	1,353,659	100.0%	5,129,653	100.0%

(1) — Percentage of total mortgage loans
(2) — Percentage of total consumer loans
(3) — Percentage of total commercial loans
(4) — Percentage of total loans
Loans 90 or more past due:

	Mortgage	(5)	Consumer	(6)	Commercial	(7)	Total	(8)
Pennsylvania	$9,824	0.5%	6,404	0.6%	30,581	3.6%	46,809	1.2%
New York	577	0.4%	348	0.5%	741	0.3%	1,666	0.4%
Ohio	181	0.8%	174	1.4%	159	2.9%	514	1.2%
Maryland	509	0.3%	2	0.0%	7,152	4.1%	7,663	2.0%
Florida	3,255	9.3%	844	10.0%	14,826	25.6%	18,925	18.6%
Other	2,015	3.0%	36	0.1%	7,415	42.5%	9,466	8.4%

Total	$16,361	0.7%	7,808	0.6%	60,874	4.5%	85,043	1.7%

(5) — Percentage of mortgage loans in that geographic area
(6) — Percentage of consumer loans in that geographic area
(7) — Percentage of commercial loans in that geographic area
(8) — Percentage of total loans in that geographic area

Northwest Bancorp, Inc. and Subsidiaries
Supplementary data
(Dollars in thousands)
Marketable securities available-for-sale as of September 30, 2008:

		Gross	Gross
		unrealized	unrealized
	Amortized	holding	holding	Market
	cost	gains	losses	value
Debt issued by the U.S. government and agencies:
Due in one year or less	$101	—	(2)	99
Debt issued by government sponsored enterprises:
Due in one year or less	4,974	44	—	5,018
Due in one year — five years	3,059	111	(2)	3,168
Due in five years — ten years	18,620	78	(55)	18,643
Due after ten years	99,966	1,189	(1,771)	99,384
Equity securities	1,148	326	—	1,474
Municipal securities:
Due in one year — five years	460	1	—	461
Due in five years — ten years	39,723	384	(105)	40,002
Due after ten years	238,939	1,993	(8,559)	232,373
Corporate trust preferred securities:
Due after ten years	28,756	45	(1,608)	27,193
Mortgage-backed securities:
Fixed rate pass-through	191,328	1,002	(1,514)	190,816
Variable rate pass-through	287,670	1,357	(1,877)	287,150
Fixed rate CMO	68,827	231	(3,752)	65,306
Variable rate CMO	226,394	2,173	(4,010)	224,557

Total mortgage-backed securities	774,219	4,763	(11,153)	767,829

Total marketable securities available-for-sale	$1,209,965	8,934	(23,255)	1,195,644

Issuers of mortgage-backed securities as of September 30, 2008:

Fannie Mae	$328,915	1,035	(2,524)	327,426
Ginnie Mae	69,402	218	(614)	69,006
Freddie Mac	331,465	3,510	(2,627)	332,348
Non-agency	44,437	—	(5,388)	39,049

Total	$774,219	4,763	(11,153)	767,829

Average Balance Sheet
(Dollars in Thousands)
The following table sets forth certain information relating to the Company’s average balance sheet and reflects the average yield on assets and average cost of liabilities for the periods indicated. Such yields and costs are derived by dividing income or expense by the average balance of assets or liabilities, respectively, for the periods presented. Average balances are calculated using daily averages.

	Three months ended September 30,
	2008			2007
			Avg.			Avg.
	Average		Yield/	Average		Yield/
	Balance	Interest	Cost	Balance	Interest	Cost
ASSETS:
Interest-earning assets:
Loans receivable (a) (b) (d)	$5,082,312	80,914	6.44%	4,781,636	82,538	6.79%
Mortgage-backed securities (c)	789,144	9,181	4.65%	575,472	7,356	5.11%
Investment securities (c) (d) (e)	490,107	7,187	5.87%	849,294	12,471	5.87%
FHLB stock	53,187	397	2.99%	32,707	514	6.29%
Other interest-earning deposits	30,234	207	2.68%	95,655	1,269	5.19%

Total interest-earning assets	6,444,984	97,886	6.14%	6,334,764	104,148	6.49%

Noninterest earning assets (f)	486,381			494,412

TOTAL ASSETS	$6,931,365			6,829,176

LIABILITIES AND SHAREHOLDERS’ EQUITY:
Interest-bearing liabilities:
Savings accounts	$798,662	2,358	1.17%	800,694	2,822	1.40%
Interest-bearing demand accounts	731,459	1,415	0.77%	716,429	2,943	1.63%
Money market accounts	730,993	3,122	1.70%	652,181	6,055	3.68%
Certificate accounts	2,592,183	23,626	3.63%	3,137,384	36,607	4.63%
Borrowed funds (g)	854,809	8,140	3.79%	366,507	4,167	4.51%
Junior subordinated debentures	108,279	1,158	4.18%	108,341	1,875	6.77%

Total interest-bearing liabilities	5,816,385	39,819	2.72%	5,781,536	54,469	3.74%

Noninterest bearing liabilities	492,265			457,120

Total liabilities	6,308,650			6,238,656

Shareholders’ equity	622,715			590,520

TOTAL LIABILITIES AND EQUITY	$6,931,365			6,829,176

Net interest income/ Interest rate spread		58,067	3.42%		49,679	2.75%

Net interest-earning assets/ Net interest margin	$628,599		3.60%	553,228		3.10%

Ratio of interest-earning assets to interest-bearing liabilities	1.11X			1.10X
(a) Average gross loans receivable includes loans held as available-for-sale and loans placed on nonaccrual status.
(b) Interest income includes accretion/ amortization of deferred loan fees/ expenses, which was not material.
(c) Average balances do not include the effect of unrealized gains or losses on securities held as available-for-sale.
(d) Interest income on tax-free investment securities and tax-free loans are presented on a fully taxable equivalent basis.
(e) Average balances include Fannie Mae and Freddie Mac stock.
(f) Average balances include the effect of unrealized gains or losses on securities held as available-for-sale.
(g) Average balances include FHLB borrowings, securities sold under agreements to repurchase and other borrowings.

Average Balance Sheet
(Dollars in Thousands)
The following table sets forth certain information relating to the Company’s average balance sheet and reflects the average yield on assets and average cost of liabilities for the periods indicated. Such yields and costs are derived by dividing income or expense by the average balance of assets or liabilities, respectively, for the periods presented. Average balances are calculated using daily averages.

	Nine months ended September 30,
	2008			2007
			Avg.			Avg.
	Average		Yield/	Average		Yield/
	Balance	Interest	Cost	Balance	Interest	Cost
ASSETS:
Interest-earning assets:
Loans receivable (a) (b) (d)	$4,966,252	244,688	6.53%	4,602,432	234,446	6.77%
Mortgage-backed securities (c)	722,598	25,864	4.77%	595,854	22,392	5.01%
Investment securities (c) (d) (e)	498,280	22,798	6.10%	846,971	37,226	5.84%
FHLB stock	43,869	1,114	3.39%	33,571	1,523	6.05%
Other interest-earning deposits	133,582	2,714	2.68%	178,845	7,138	5.26%

Total interest-earning assets	6,364,581	297,178	6.20%	6,257,673	302,725	6.43%

Noninterest earning assets (f)	489,750			447,231

TOTAL ASSETS	$6,854,331			6,704,904

LIABILITIES AND SHAREHOLDERS’ EQUITY:
Interest-bearing liabilities:
Savings accounts	$778,024	6,887	1.19%	805,897	8,611	1.43%
Interest-bearing demand accounts	735,217	5,129	0.94%	693,751	8,505	1.64%
Money market accounts	724,775	11,750	2.17%	629,363	17,424	3.70%
Certificate accounts	2,805,665	86,036	4.11%	3,082,818	105,630	4.58%
Borrowed funds (g)	620,970	17,880	3.86%	389,246	13,237	4.55%
Junior subordinated debentures	108,295	3,947	4.81%	105,017	5,376	6.75%

Total interest-bearing liabilities	5,772,946	131,629	3.06%	5,706,092	158,783	3.72%

Noninterest bearing liabilities	460,172			402,714

Total liabilities	6,233,118			6,108,806

Shareholders’ equity	621,213			599,098

TOTAL LIABILITIES AND EQUITY	$6,854,331			6,707,904

Net interest income/ Interest rate spread		165,549	3.14%		143,942	2.71%

Net interest-earning assets/ Net interest margin	$591,635		3.47%	551,581		3.06%

Ratio of interest-earning assets to interest-bearing liabilities	1.10X			1.10X
(a) Average gross loans receivable includes loans held as available-for-sale and loans placed on nonaccrual status.
(b) Interest income includes accretion/ amortization of deferred loan fees/ expenses, which was not material.
(c) Average balances do not include the effect of unrealized gains or losses on securities held as available-for-sale.
(d) Interest income on tax-free investment securities and tax-free loans are presented on a fully taxable equivalent basis.
(e) Average balances include Fannie Mae and Freddie Mac stock.
(f) Average balances include the effect of unrealized gains or losses on securities held as available-for-sale.
(g) Average balances include FHLB borrowings, securities sold under agreements to repurchase and other borrowings.